UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2017

Crossroads Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 349-0300

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Bankruptcy Filings

On August 13, 2017, Crossroads Systems, Inc. (the “Company”) filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”). The Company subsequently filed with the Bankruptcy Court the Company’s proposed prepackaged plan of reorganization (as proposed, the “Plan”) for the resolution of the outstanding claims against and interests in the Company (the “Restructuring”) pursuant to Section 1121(a) of the Bankruptcy Code and the disclosure statement related to the Plan (the “Disclosure Statement”). Subject to approval by the Bankruptcy Court, the Plan is expected to be consummated in approximately 45 days.

Restructuring Support Agreements

On August 11, 2017, the Company entered into a Restructuring Support Agreement, by and among the Company, 210/CRDS Investment LLC, a Texas limited liability company (“210”), and the consenting holders of the Company’s 5% Series F Convertible Preferred Stock (the “Consenting Preferred Shareholders”) that are listed on the signature pages thereto (the “210 Support Agreement”), and a Restructuring Support Agreement, by and between the Company and Wolverine Flagship Fund Trading Limited (the “Wolverine Support Agreement,” and together with the 210 Support Agreement, the “Support Agreements”), pursuant to which the parties agreed to take certain actions in support of the Restructuring. The Support Agreements contemplate, among other things, that the Company would commence the solicitation of votes to accept or reject the Plan and, thereafter, the Company would file the Chapter 11 Petition and seek confirmation of the Plan.

The Support Agreements include certain covenants on the part of each of the Company, 210, the Consenting Preferred Shareholders, and Wolverine, including, among other things, the agreement of each of the Consenting Preferred Shareholders and Wolverine to: (i) support and take all actions consistent with the terms of the 210 Support Agreement or the Wolverine Support Agreement, as applicable, including, without limitation, voting in favor of acceptance of the Plan; (ii) not withdraw, amend or revoke (or cause to be withdrawn, amended or revoked) such vote with respect to the Plan; and (iii) use commercially reasonable efforts to support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures and not (a) object to, delay, interfere with, impede, or take any other action to delay, interfere with or impede, directly or indirectly, the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures (including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing), or (b) propose, file, support, or vote for, or encourage or assist another person in (x) filing, supporting or voting for any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan or (y) otherwise initiating or joining in any legal proceeding that is inconsistent with the 210 Support Agreement or the Wolverine Support Agreement, as applicable, or delay, impede, appeal or take any other action that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation or implementation of the Restructuring or the Plan, as applicable.

Under the Support Agreements, the Company has agreed, among other things, to: (i) negotiate in good faith all Definitive Documentation (as defined therein) subject to negotiation; (ii) comply with its obligations under the SPA (as defined therein) and related documents, including, without limitation, its obligation to issue shares of common stock equal to 49.49% of the reorganized Company’s outstanding common stock to 210; (iii) cooperate with and provide mutual assistance to 210 in preparing a post-Plan operating plan for the Company; (iv) support and complete the Restructuring and all transactions set forth in the Support Agreements; (v) execute and deliver any other required agreements to effectuate and consummate the Restructuring; (vi) complete the Restructuring in a timely and expeditious manner; (vii) not knowingly and intentionally undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof; and (viii) use commercially reasonable efforts to obtain court approval of any releases set forth in the Plan.

The 210 Support Agreement also contemplates that all outstanding agreements pursuant to which the Company had previously issued options or warrants will be rejected by the Company, and, pursuant to the Plan, any rejection claims will be paid in full. The Company has filed a motion in the Bankruptcy Court seeking approval of such rejection and estimating the maximum value of any rejection claims.

The Support Agreements also provide for termination by each party upon the occurrence of certain events, including, without limitation, the failure of the Company to achieve certain milestones.

A copy of the 210 Support Agreement is filed as Exhibit 10.1 hereto and a copy of the Wolverine Support Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, which are incorporated herein by reference.

Prepackaged Plan of Reorganization

The Company commenced a solicitation of acceptance or rejection of the Plan (the “Solicitation”) on August 13, 2017 in accordance with the Support Agreements. In connection with the commencement of the Solicitation, the Plan and the Disclosure Statement, together with a ballot to accept or reject the Plan, were distributed to the holders of the Company’s 5% Series F Convertible Preferred Stock (the “Preferred Shareholders”); other than the class of Preferred Shareholders, no other class of claims against or interests in the Company are impaired by the Plan and, therefore, entitled to vote on the Plan. The Plan is subject to the approval of the Bankruptcy Court and anticipates, among other things, that on the effective date of the Plan (the “Effective Date”):

•	The legal, equitable and contractual rights of the holders of Secured Claims (Class 1), Priority Non-Tax Claims (Class 2), General Unsecured Claims (Class 3) and Subordinated Claims (Class 4) will be unaltered by the Plan.

•	The Company’s existing shares of 5% Series F Convertible Preferred Stock will be cancelled as of the Effective Date. The Preferred Shareholders will receive their pro rata share of (a) $2,672,233.78 in cash consideration, plus (b) 230,680 shares of common stock or such other number of shares of common stock that shall constitute, in total, 8% of the common stock of the reorganized Company.

•	The Company’s existing shares of common stock will be cancelled as of the Effective Date. The existing holders of the Company’s common stock will receive an equal number of shares of common stock in the reorganized Company (representing approximately 42.51% of the outstanding common stock of the reorganized Company.

•	The closing of the SPA shall occur, pursuant to which 210 will wire $4,000,000 to the Company, and the Company shall issue 1,427,314 shares of common stock of the reorganized Company to 210, or such other number of shares that shall constitute 49.49% of the outstanding common stock of the reorganized Company.

•	The Company and 210 will execute a Loan Agreement and Promissory Note, along with any other applicable loan documents and related agreements, whereby upon the Company fulfilling certain conditions and at the Company’s option, 210 may advance up to $10,000,000 in unsecured loans to the Company to finance acquisitions.

A copy of the Plan is filed as Exhibit 2.1 hereto and a copy of the Disclosure Statement is filed as Exhibit 2.2 hereto. The foregoing description of the Plan and the Disclosure Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Disclosure Statement, which are incorporated herein by reference.

The information contained in the Support Agreements, the Plan, the Disclosure Statement, and this Current Report on Form 8-K are for informational purposes only and do not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor do they constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While we expect the Restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing the Restructuring. Stockholders are urged to read the disclosure materials, including the Support Agreements, the Disclosure Statement, and the Plan, for additional important information regarding the Restructuring.

Item 1.03	Bankruptcy or Receivership.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.03.

Item 8.01	Other Events.

On August 8, 2017, the United States Court of Appeals for the Federal Circuit (the “Court”) notified the Company of its denial of the Company’s petitions for rehearing related to the decisions of the Court regarding the inter partes review (“IPR”) proceedings 2014-01207 and 2014-01209 and the Court’s decision regarding IPRs 2014-01226, 2014-01463, 2014-01544, 2015-00825, 2015-00852 and 2015-00854. The Company is reviewing these new decisions and will consider future actions accordingly.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Prepackaged Plan of Reorganization for Crossroads Systems, Inc. under Chapter 11 of the United States Bankruptcy Code, dated August 13, 2017.

2.2	Disclosure Statement in support of the Prepackaged Plan of Reorganization for Crossroads Systems, Inc. under Chapter 11 of the United States Bankruptcy Code, dated August 13, 2017.

10.1	Restructuring Support Agreement, by and among Crossroads Systems, Inc., 210/CRDS Investment LLC, and the other persons or entities that are listed on the signature pages thereto, dated August 11, 2017.

10.2	Restructuring Support Agreement, by and between Crossroads Systems, Inc. and Wolverine Flagship Fund Trading Limited, dated August 11, 2017.

Forward Looking Statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward looking statements. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, including, without limitation, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents and the length of time that the Company might be required to operate in bankruptcy; risks associated with third party motions in the bankruptcy cases, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the Reorganization in accordance with the terms of the Plan; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: August 14, 2017	By:	/s/ Richard K. Coleman, Jr.
		Name:	Richard K. Coleman, Jr.
		Title:	Executive Director